Exhibit 99.1

AAC Holdings, Inc. Reports Preliminary Estimated Operational Highlights

for Second Quarter 2019

BRENTWOOD, Tenn., August 12, 2019 – AAC Holdings, Inc. (NYSE: AAC) (the “Company”) announced preliminary estimated operational and financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights:

(All comparisons are to first quarter ended March 31, 2019, unless otherwise noted)

•	Average effective inpatient utilization improved to 81% from 75%

•	Total inpatient average daily census improved 8% to 802 from 740

•	New admissions increased 4% to 4,830 from 4,641

The Company expects to report sequential improvement in both revenue and adjusted EBITDA for the quarter ended June 30, 2019. (Adjusted EBITDA is a non-GAAP financial measure and a table reconciling this non-GAAP measure to the most directly comparable GAAP measure will be provided with the Company’s reports on results of operations for Q2 2019.)

The Company is also considering numerous initial proposals from third party investment firms as a result of the strategic transaction process being led by Cantor Fitzgerald & Co.

“We expect to show sequential improvement in our results again this quarter,” said Michael Cartwright, AAC Chairman and CEO. “And as we continue our upturn in operational results, we are excited by the investment interest in our company and are engaged in talks with numerous well-regarded financing sources.”

Quarterly Report on Form 10-Q

In connection with this press release, the Company will file a Form 12b-25 with the United States Securities and Exchange Commission permitting additional time to file its Quarterly Report on Form 10-Q for the period ended June 30, 2019. The Company is engaged in discussions with lenders under its senior credit facilities to address issues relating to the Company’s liquidity and compliance with certain covenants and obligations thereunder. The Form 12b-25 filing will be available online in the Investor Relations section of the Company’s website at ir.americanaddictioncenters.org.

Cautionary Statement Regarding Preliminary Nature of the Highlights

The foregoing highlights are preliminary estimates of the operational and financial highlights that the Company expects to report for the second quarter ended June 30, 2019. As a result, there is a possibility that our final results will vary, possibly materially, from these preliminary estimates.

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About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenue, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) the Company’s inability to effectively operate its facilities; (ii) the Company’s reliance on its sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point-of-care and definitive lab testing; (iv) the Company’s failure to successfully achieve growth through acquisitions and de novo projects; (v) risks associated with estimates of the value of accounts receivable or deterioration in collectability of accounts receivable; (vi) a failure to achieve anticipated financial results from contemplated and prior acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (viii) the Company’s failure to achieve anticipated financial results from contemplated and prior acquisitions; (ix) a disruption in the Company’s ability to perform diagnostic laboratory services; (x) maintaining compliance with applicable regulatory authorities, licensure and permits to operate the Company’s facilities and laboratories; (xi) a disruption in the Company’s business and reputational and economic risks associated with the civil securities claims brought by shareholders or claims by various parties; (xii) inability to meet the covenants in the Company’s loan documents or lack of borrowing capacity, including the Company’s inability to enter into forbearance agreements and amendments with its lenders with respect to certain events of default; (xiii) any ability to successful raise capital to meet the Company’s liquidity needs; and (xiv) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. As a result of these factors, the Company cannot provide assurance that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward-looking statements.

Media Contact:	Joy Sutton
(615) 587-7728
Mediarequest@contactAAC.com